EXHIBIT 10.7

Sales Representative Agreement

This Agreement ("Agreement") is made and effective on this 21st day of April, 2014 by and between Brandi Gowan ("Rep") and Stream Flow Media, Inc. ("Company").

In consideration of the mutual promises contained herein, the parties agree as follows:

Definitions.

As used herein, the following terms shall have the meanings set forth below:

A.

"Products" shall mean the following of Company's products to be sold by Rep:

All products and services relating to the company’s core business objectives – game-based application development that promotes customer loyalty, retention and engagement.

B.

"Territory" shall mean the following described geographic area and/or specific accounts:

No geographic restrictions.

Appointment.

Company hereby appoints Rep as its sales rep for the Products in the Territory, and Rep hereby accepts such appointment.  Rep's sole authority shall be to solicit orders for the Products in the Territory in accordance with the terms of this Agreement.  Rep shall not have the authority to make any commitments whatsoever on behalf of Company, and be fully responsible for keeping his or her customers duly informed of this limit on Rep’s authority to make agreements on behalf of the Company with the customer.

General Duties.

Rep shall use its best efforts to promote the Products and maximize the sale of the Products in the Territory.  Rep shall also provide reasonable assistance to Company in promotional activities in the Territory such as trade shows, product presentations, sales calls and other activities of Company with respect to the Products.  Rep shall also provide reasonable "after sale" support to Product purchasers and generally perform such sales related activities as are reasonable to promote the Products and the goodwill of Company in the Territory, in the line of business Company is in.  Rep shall report weekly to Company concerning sales of the Products and competitive promotional ad pricing activities.  Rep will devote adequate time and effort to perform its obligations.

Independent Contractor.

Rep is an independent contractor, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise, or (iii) allow Rep to create or assume any obligation on behalf of Company for any purpose whatsoever.  Rep is not an employee of Company and is not entitled to any employee benefits.  Rep shall be responsible for paying all income taxes and other taxes charged to Rep on amounts earned hereunder.  All financial and other obligations associated with Rep's business are the sole responsibility of Rep.

Indemnification by Rep.

Rep shall indemnify and hold Company free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of negligence or malfeasant acts of Rep, its employees or its agents.

Indemnification by Company.

Company shall indemnify and hold Rep free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of defects in the Products caused by Company or failure of Company to provide any products to a customer that has properly ordered through Rep.

Commission.

  Sole Compensation.  Rep's sole compensation under the terms of this Agreement shall be a commission computed as follows:

30% of the final sale price.  Ongoing account revenues will be paid quarterly at 30% commission rate to account Rep, so long as Rep is actively managing the account, and is retained by the Company, during that fiscal quarter.

Time of Payment.  The commission on a given order shall be due and payable when paid by the customer and be due within 5 days after such payment is received.

Annual Inspection of Records.  Rep shall have the right, at its own expense and not more than once per year, to inspect at reasonable times Company's relevant accounting records to verify the accuracy of commissions paid by Company under the terms of this Agreement.

Sale of the Products.

Prices and Terms of Sale.  Company shall provide Rep with copies of its current price lists, delivery schedules, and standard terms and conditions of sale, as established from time to time.  Rep shall quote to customers only those authorized prices, delivery schedules, and terms and conditions, and modify, add to or discontinue Products following written notice to Rep. Each order shall be controlled by the prices, delivery schedules, and terms and conditions in effect at the time the order is accepted, and all quotations by Reps shall contain a statement to that effect.

Quotations.  Reps shall promptly furnish to Company copies of all quotations submitted to customers.  Each quotation shall accurately reflect the terms of this Agreement.

Orders.  All orders for the Products shall be in writing, and the originals shall be submitted to

Company.  For all product accounts, Rep shall be the main point of contact, and orders will be submitted from the Rep, to the Company.

Acceptance.  All orders obtained by Rep shall be subject to final acceptance by Company at its principal office and all quotations by Reps shall contain a statement to that effect.  Rep shall have no authority to make any acceptance or delivery commitments to customers.  Company specifically reserves the right to reject any order or any part thereof for any reason.

Collection.  Full responsibility for collection from customers rests with Company, provided that Rep shall at Company's request assist in such collection efforts.

Term and Termination.

This Agreement shall commence on April 21, 2014 and continue for one year thereafter, unless terminated earlier as provided herein.  This Agreement shall continue until terminated upon at least 30 Days written notice by either party.  If not terminated during the first year, this Agreement shall continue until one party or the other terminates the Agreement with 30 Days written notice.

Return of Materials.

All of Company's trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, demonstrators, literature, and sales aids of every kind shall remain the property of Company.  Within 10 days after the termination of this Agreement, Rep shall return all such items to company at Rep's expense.  Rep shall not make or retain any copies of any confidential items or information that may have been entrusted to it.  Effective upon the termination of this Agreement, Rep shall cease to use all trademarks, marks and trade name of Company.

Limitation of Liability.

Upon termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Company or Rep. Company's sole liability under the terms of this Agreement shall be for any unpaid commissions.

Confidentiality.

Rep acknowledges that by reason of its relationship to Company hereunder it will have access to certain information and materials concerning Company's business plans, customers, technology, and products that is confidential and of substantial value to Company, which value would be impaired if such information were disclosed to third parties.  Rep agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Company.  Rep shall not publish any technical description of the Products beyond the description published by Company.  In the event of termination of this Agreement, there shall be no use or disclosure by Rep of any confidential information of Company, and Rep shall not manufacture or have manufactured any devices, components or assemblies utilizing Company's patents, inventions, copyrights, know-

how or trade secrets.

Notices.

Any notices required or permitted by this Agreement shall be deemed given if sent by certified mail, postage prepaid, return receipt requested or by recognized an overnight delivery service such as FedEx:

If to Company:

Stream Flow Media, Inc.

16019 Raptor Court

Charlotte, NC 28278

If to Rep: Brandi Gowan, 1545 Mayhugh Rd., Chester, SC, 29706

(Name & Address)

Entirety of Agreement.

The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement.  There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein.  No change can be made to this Agreement other than in writing and signed by both parties.

Governing Law.

This Agreement shall be construed and enforced according to the laws of the State of North Carolina and any dispute under this Agreement must be brought in this venue and no other.

Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

In Witness whereof, the parties have executed this Agreement as of the date first written above.

/s/ Gregory Galanis____________

/s/ Brandi Gowan__________

Stream Flow Media, Inc.

Representative

Gregory Galanis

Brandi Gowan

President & CEO

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